UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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International Rectifier Corporation
(Name of Registrant as Specified in its Charter)
Vishay Intertechnology, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following is a press release issued by Vishay Intertechnology, Inc. on October 8, 2008.

VISHAY SETS THE RECORD STRAIGHT

Urges International Rectifier Stockholders to Vote FOR Experienced and Independent Director Nominees on the BLUE Proxy Card

Malvern, PA – October 8, 2008 – Vishay Intertechnology, Inc. (NYSE: VSH) today issued the following statement regarding the upcoming election of directors at International Rectifier Corporation’s (NYSE: IRF) delayed 2007 Annual Meeting, scheduled to be held on October 10, 2008:

International Rectifier has been issuing a lot of statements lately about Vishay, our $23 all-cash premium offer and the three independent nominees we are proposing for your Board. They are trying to make this matter complicated; we believe it is straightforward. Here is what you, International Rectifier’s stockholders, should know as you cast your vote at the upcoming much-delayed 2007 annual meeting:

•	Vishay has made a $23 all-cash offer. This price offers a substantial premium for International
Rectifier stockholders. Even before the most recent market turmoil, leading analysts set a price target for International Rectifier stock of $16 per share.

•	The key to International Rectifier’s rejection of Vishay’s premium offer is its highly aggressive
“turnaround” plan (the “strategic roadmap”). International Rectifier improved this plan dramatically – and we believe, not credibly – shortly after Vishay made its offer.

•	Vishay is willing to consider further increasing its $23 offer. We have requested International
Rectifier to substantiate its turnaround plan – including the $60 million reduction in cost of goods sold and the projected substantial increase in revenues and gross margin. If International
Rectifier can demonstrate additional value that we have overlooked, we will further increase our offer price.

•	The current members of International Rectifier’s Board have continually refused to meet or ne-
gotiate with Vishay. However, in response to our offer, they acted immediately to improve their own benefits package and their own protections against liability for their actions. The
Board has spent enormous sums to address accounting improprieties that occurred on its watch
– and paid themselves so well that it is fair to question their independence.

•	The three individuals Vishay has nominated as directors are highly qualified and truly inde-
pendent. They are not committed to Vishay’s offer; they are committed only to fair consideration of any and all proposals to maximize stockholder value.

•	The leading independent proxy advisory firm, RiskMetrics (formerly Institutional Shareholder
Services), recommends that stockholders vote for Vishay’s nominees. RiskMetrics (ISS)
correctly notes that “since the IRF board is staggered, Vishay will not capture ‘control’ of the board” so “it appears the downside risk of supporting the dissident nominees is minimal”
while “the downside risk of not supporting the dissident nominees could be significant.”

•	This election is about whether you, the stockholders, will have the opportunity to consider and choose to accept the Vishay offer or any other possible value-maximizing transaction. Don’t entrust the future of your investment to what we believe is an entrenched and self-serving
Board. Without your support in electing three new directors, Vishay will not proceed with its offer.

THE CHOICE IS CLEAR. Vote the BLUE proxy today.

International Rectifier stockholders are reminded that their vote is very important regardless of the number of shares of common stock they own. Whether or not stockholders are able to attend International Rectifier’s Annual Meeting in person, they should submit a BLUE proxy by Internet or by telephone as described on the BLUE proxy card, or sign and date the BLUE proxy card and return it as soon as possible.

International Rectifier stockholders may obtain copies of the tender offer documents or proxy solicitation materials which have been filed with the SEC at www.sec.gov. Free copies of such documents can also be obtained by calling Innisfree M&A Incorporated, toll-free at (877) 456-3402.

Stockholders who have questions or need assistance in submitting their BLUE proxy or voting their shares should contact Innisfree M&A Incorporated, which is assisting Vishay, toll-free at (877) 456-3402. Banks and brokers may call collect at (212) 750-5833.

About Vishay Intertechnology, Inc.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world’s largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide “one-stop shop” service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

Forward Looking Statements

Some statements set forth in this communication, including those regarding Vishay’s proposal to acquire International Rectifier and the expected impact of the acquisition on Vishay’s strategic and operational plans and financial results, contain forward-looking statements including statements which are, except in connection with Vishay’s tender offer to acquire the outstanding shares of International Rectifier, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements including words such as “intend”, “believe”, “should”, “expect”, “are confident” or similar words as well as statements in the future tense are forward-looking statements. The safe harbors intended to be created by Sections 27A and 21E are not available to statements made in connection with a tender offer and Vishay is not aware of any judicial determination as to the applicability of such safe harbors to forward-looking statements made in solicitation materials when there is a simultaneous tender offer. Stockholders should be aware that these forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the possibility that Vishay’s offer to acquire International Rectifier will not be consummated for any number of reasons, including the failure of the stockholders of International Rectifier to support the proposed transaction, the failure of any conditions to Vishay’s tender offer to be satisfied, or the failure to obtain financing on terms acceptable to Vishay; the possibility that if approved, the closing of the acquisition may be delayed; the effect of the announcement of the offer on Vishay’s and International Rectifier’s strategic relationships, operating results and business generally, including the ability to retain key employees; fees and expenses incurred in connection with Vishay’s unsolicited acquisition proposal, director nominations and stockholder proposals; Vishay’s ability to successfully integrate International Rectifier’s operations and employees and achieve synergies; the risk that Vishay’s acquisition proposal will make it more difficult for Vishay to pursue other strategic opportunities; the risk that stockholder litigation in connection with Vishay’s unsolicited proposal, or otherwise, may result in significant costs of defense, indemnification and liability; general economic conditions; and other factors described in Vishay’s SEC filings (including Vishay’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008). If any of these risks or uncertainties materializes, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, Vishay’s and/or International Rectifier’s operating results and financial performance could suffer, and actual results could differ materi-

ally from the expectations described in these forward-looking statements. All forward-looking statements in this news release are qualified by these cautionary statements and are made only as of the date of this news release. Vishay undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Important Additional Information

Vishay has filed a definitive proxy statement dated September 26, 2008 with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with International Rectifier’s 2007 annual meeting. VISHAY STRONGLY ADVISES ALL STOCKHOLDERS OF INTERNATIONAL RECTIFIER TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION BY VISHAY OF PROXIES FROM INTERNATIONAL RECTIFIER’S STOCKHOLDERS WHICH ARE OR MAY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. SUCH DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENTS WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO INNISFREE M&A INCORPORATED, VISHAY’S INFORMATION AGENT.

The information in this news release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of International Rectifier. The description of the tender offer contained in this news release is not intended to be a full or detailed description of the terms or conditions of the tender offer. International Rectifier stockholders are urged to read the disclosure documents that have been or will be filed with the SEC, including the tender offer statement, regarding the tender offer because they contain important information. The disclosure documents (when they are available), and any other documents relating to the tender offer that are filed with the SEC, may be obtained at no charge by directing a request by mail to Innisfree M&A Incorporated or at the SEC’s website at www.sec.gov.

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